Exhibit 16.1

FEDERATED TOTAL RETURN GOVERNMENT BOND FUND

(the “Fund” or the “Trust”)

UNANIMOUS CONSENT OF TRUSTEES

The undersigned, being all of the Trustees of Federated Total Return Government Bond Fund (the “Trust”), hereby consent, in accordance with the laws of the Commonwealth of Massachusetts, the Declaration of Trust and the Bylaws, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Trustees:

RESOLVED, that the Board hereby authorizes the Secretary and Assistant Secretaries of the Trust to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Intermediate Government Fund, Inc. into Federated Total Return Government Bond Fund.

WITNESS the due execution hereof this 13th day of February, 2014.

/s/ John F. Donahue John F. Donahue	/s/ Peter E. Madden Peter E. Madden
/s/ John T. Collins John T. Collins	/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.
/s/ J. Christopher Donahue J. Christopher Donahue	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ Maureen Lally-Green Maureen Lally-Green	/s/ P. Jerome Richey P. Jerome Richey
/s/ John S. Walsh John S. Walsh